                                                                     EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of July 13, 1998 by and among Paragon Health Network, Inc., a Delaware corporation (the "Company") and Rembert T. Cribb and Michael E. Fitzgerald (collectively, the "Holders" and individually, a "Holder").

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1  Definitions.  The following terms shall have the meanings
                       -----------
ascribed to them below:

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "Commission" means the Securities and Exchange Commission.

          "Demand Registration" means a registration of Registrable Securities under the Securities Act pursuant to a request made under Section 2.1.

          "Demanding Holder" means any Holder who has initiated a registration request in compliance with Section 2.1(a).

          "Effective Date" means the date of the closing under the Merger Agreement, dated as of June 4, 1998, among the Company, SMH Acquisition, Inc., the Holders and Summit Medical Holdings, Ltd.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Person" means any individual or a corporation, partnership, joint venture, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Security" means each Share held by a Holder received in consideration of the Merger until (i) it has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, including a sale pursuant to the provisions of Rule 144(k) or (iii) it has been otherwise transferred in accordance with the terms of this Agreement and it may be resold by the Person receiving such Shares without registration under the Securities Act.

          "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Selling Holder" means a Holder who sells or proposes to sell Shares pursuant to a registration statement under the Securities Act.

          "Shares" means the shares of common stock, par value $.01 per share of the Company.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


                                  ARTICLE II
                              REGISTRATION RIGHTS

          Section 2.1  Demand Registration.
                       -------------------

          (a) Request for Registration.  During the period commencing on the
              ------------------------
Closing Date and ending on the later of (a) 24 months thereafter or (b) such longer period as a Holder(s) remains an Affiliate(s) of the Company or would be deemed an underwriter(s) (under Section 2(11) of the Securities Act) with respect to the Registrable Securities (the "Demand Period"), each Holder may make one written request for a Demand Registration of not less than (i) 25% of the Registrable Securities held by the Holders collectively or
(ii) all of the Registrable Securities then held by the Holder making such request; provided that the Company shall not be obligated to effect a second Demand Registration until 90 days following the effectiveness of an earlier requested Demand Registration. Each such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Holder making a demand may, with the written consent of the other Holder, include in his written request to the Company that shares of such other Holder be included as part of the Demand Registration and such other Holder shall not be deemed to have exercised his right to make one written request for Demand Registration but shall otherwise be deemed a "Demanding Holder."

          If a Holder requests that such Demand Registration be a "shelf" registration pursuant to Rule 415 under the Securities Act, the Company shall file such Demand Registration under Rule 415 and shall keep the Registration Statement filed in respect thereof effective for a period which shall terminate on the earlier of (i) six months from the date on which the Commission declares such Registration Statement effective, (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or (iii) the expiration of the Demand Period.

          (b) Effective Registration.  A registration will not be deemed to have
              ----------------------
been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if after
                                                       --------
such Demand Registration has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 120 days, or six months with respect to a "shelf" registration, beyond the effective date thereof, then such registration statement shall not count as the Demand Registration(s) that may be requested by the Holder(s).

          The Demanding Holder(s) may withdraw all or any part of the Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of such Demand Registration), and if all such Registrable Securities are withdrawn, to withdraw the demand related thereto.
If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Registrable Securities are withdrawn from the Demand Registration so that such Registration Statement does not cover at least the required amounts specified by Section 2.1(a), and an additional number of Registrable Securities is not so included, the Company may (or shall, if requested by the Demanding

Holder(s)) withdraw the Registration Statement, provided that if the Demanding Holder(s) bear the expenses associated with such withdrawn Registration Statement, such Registration Statement will not count as a Demand Registration(s) and the Company shall continue to be obligated to effect a registration(s) pursuant to this Section 2.1. If the Demanding Holder(s) determine to bear such expenses, such expenses shall be borne by the Demanding Holder whose withdrawal of Registrable Securities resulted in such Registration Statement not covering the specified required amounts.

          (c) Selection of Underwriter.  During the period commencing on the
              ------------------------
Closing Date and ending 24 months thereafter, if a Holder so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized investment banking firms to act as the book-running managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering, subject to the approval of the Demanding Holder.

          Section 2.2  Piggy-Back Registration.  If at any time the Company
                       -----------------------
proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities by the Company for its own account or for the account of any security holders of any class of its equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), including a Registration Statement relating to a Demand Registration, then the Company shall give written notice of such proposed filing to the Holder(s) as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer the Holder(s) the opportunity to register such number of shares of Registrable Securities as the Holder(s) may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration").

          The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Holder(s) thereof to be included in a Piggy-Back Registration (the "Piggy-Back Holders") to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. Subject to the provisions of Section 2.1, the Company may withdraw a Registration Statement for its own account at any time prior to the time it becomes effective, provided that the Company shall reimburse the Piggy
                           --------
Back Holders for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

          No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligations pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Shares in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 5.1).

          Section 2.3  Reduction of Offering.
                       ---------------------

          (a) Demand Registration.  The Company may include in a Demand
              -------------------
Registration Shares for the account of the Company and Shares for the account of other holders thereof exercising contractual piggyback rights, on the same terms and conditions as the Registrable Securities to be included therein for the account of the Demanding Holder(s); provided, however, that (i) if the managing
                                    --------
Underwriter or Underwriters of any underwritten offering described in Section
2.1 have informed the Company in writing that it is their opinion that the total number of Shares which the Demanding Holder(s), the Company, and any such other holders intend to include in such offering is such as to materially and adversely affect the success of such offering, then (x) the number of Shares to be offered for the account of such other holders shall be reduced (to zero, if necessary), in the case of this clause (x) pro rata in proportion to the
                                           --- ----
respective number of Shares requested to be registered and (y) thereafter, if necessary, the number of Shares to be offered for the account of the Company (if any) shall be reduced (to zero, if necessary), to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing Underwriters (and if the number of Shares to be offered for the account of each such Person has been reduced to zero, and the number of Shares requested to be registered by the Demanding Holder(s) exceeds the number of Shares recommended by such managing Underwriters, then the number of Shares to be offered for the account of the Demanding Holder(s) shall be reduced to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing Underwriters, and in the case of a reduction where both Demand Registrations have been exercised, such reduction shall be pro rata in proportion to the respective number of Shares requested to be registered by the Demanding Holders), and (ii) if the offering is not underwritten, no other party (other than Piggy-Back Holders and any other holders exercising contractual piggyback rights), including the Company, shall be permitted to offer securities under any such Demand Registration unless a majority of the Shares held by the Demanding Holder(s) consent to the inclusion of such shares therein.

          (b)  Piggy-Back Registration.
               -----------------------

          (i) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section
2.2 have informed, in writing, the Piggy-Back Holders that it is their opinion that the total number of Shares that the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of Shares to be offered for the account of the Piggy-Back Holders and all such other Persons (other than the Company) participating in such registration shall be reduced (to zero, if necessary) or limited pro rata in proportion to the respective number of Shares
                      --- ----
requested to be registered to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing Underwriters; provided, however, that (A) if
                                                --------  -------
such offering is effected for the account of an Apollo Holder (as defined in the Registration Rights Agreement dated November 4, 1997 between Paragon and the signatories thereto (the "Apollo Registration Rights Agreement")) or transferee of an Apollo Holder, then (x) the number of Shares to be offered for the account of all holders other than parties to the Apollo Registration Rights Agreement shall be reduced (to zero, if necessary), in the case of this clause (x) pro
                                                                         ---
rata in proportion to the respective number of Shares requested to be
----
registered, (y) thereafter, if necessary, the number of Shares to be offered for the account of the Company (if any) shall be reduced (to zero, if necessary), to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing Underwriters and (z) thereafter, if necessary, the shares to be offered for the accounts of the parties to the Apollo Registration Rights Agreement shall be cut back as provided in such agreement; (B) if such offering is effected for the account of any other security holder of the Company, pursuant to the demand registration rights of such securityholder, then (x) the number of Shares to be offered for the account of a Holder and any other holders that have requested to include Shares in such registration (but not such securityholders who have exercised their demand registration rights) shall be reduced (to zero, if necessary), in the case of this clause (x) pro rata in proportion to the
                                              --- ----
respective number of Shares requested to be registered and (y) thereafter, if necessary, the number of Shares to be offered for the account of the Company (if any) shall be reduced (to zero, if necessary), to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing Underwriters.

          (ii) If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 notify the Piggy-Back Holders or other Persons requesting inclusion in such offering that the kind of securities that the Piggy-Back Holders, the Company or any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the Shares to be included in such offering by the Piggy-Back Holders shall be reduced as described in clause (i) above or if such reduction would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Shares requested to be included would have on such offering, such Shares will be excluded from such offering.

                                  ARTICLE III
                            REGISTRATION PROCEDURES

          Section 3.1  Filings; Information.  Whenever the Company is required
                       --------------------
to effect or cause the registration of Registrable Securities pursuant to
Section 2.1, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed Registration Statement to become and remain effective for a period of not less than 120 days, or six months with respect to a "shelf" registration (or such shorter period as is required to complete the distribution of the shares); provided that the Company
                                                      --------
may postpone the filing of a Registration Statement for a period of not more than 90 days from the date of receipt of the request in accordance with Section
2.1 if the Company reasonably determines that such a filing would adversely affect any proposed financing or acquisition by the Company and furnishes to the Demanding Holder a certificate signed by an executive officer of the Company to such effect; provided that the Company shall only be entitled to postpone any such filing one time in any twelve-month period. If the Company postpones the filing of a Registration Statement, it shall promptly notify the Demanding Holder in writing when the events or circumstances permitting such postponement have ended.

          (b) The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective (subject to the second to last paragraph of this Section 3.1) for a period of not less than 120 days, or six months with respect to a "shelf" registration, or such shorter period which will terminate when all securities covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by each Selling Holder thereof set forth in such Registration Statement.

          (c) The Company will, prior to filing a Registration Statement or

Prospectus or any amendment or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), furnish to each Selling Holder, counsel representing such Selling Holder, and each Underwriter, if any, of the Registrable

Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and comment by the foregoing within five days after delivery, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement and such other documents or information as such Selling Holder, counsel or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (d) After the filing of the Registration Statement, the Company will promptly notify each Selling Holder, (i) when a Prospectus or any supplement thereto or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company contained in any agreement contemplated by Section 3.1(h) (including any underwriting agreement) cease to be true and correct in all material respects,
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be necessary.

          (e) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably (in light of the Selling Holder's intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition of the Registrable Securities owned by such Selling Holders; provided that the Company will not be required to (A) qualify generally
         --------
to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (f) The Company will take all reasonable actions required to prevent the entry, or obtain the withdrawal, of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction, at the earliest moment.

          (g) Upon the occurrence of any event contemplated by paragraph 3.1(d)(vi) or 3.1(d)(vii) above, the Company will (i) prepare a supplement or post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) promptly make available to each Selling Holder any such supplement or amendment.

          (h) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).

          (i) The Company will make available to each Selling Holder (and will deliver to his counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any Selling Holder, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any inspectors in connection with such Registration Statement. Each Selling Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, to the extent permitted by such court, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (j) The Company will furnish to each Selling Holder and to each Underwriter, (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders or the managing Underwriter therefor reasonably requests.

          (k) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or the Selling Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

          The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities by the Selling Holder as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude from such registration any Holder who fails, after twenty (20) days' written notice of this requirement, to provide such information.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1(d)(iii), (v), (vi) and (vii) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3.1(g) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder's possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(d)(iii), (v), (vi) or (vii) hereof to the date when the Company shall make available to the Selling Holders a Prospectus supplemented or amended to conform with the requirements of Section 3.1(g) hereof.

          In connection with any registration of Registrable Securities pursuant to Section 2.2, the Company will take the actions contemplated by paragraphs
(c), (d), (e), (i) and (j) above.

          Section 3.2  Registration Expenses.  In connection with the Demand
                       ---------------------
Registrations pursuant to Section 2.1 hereof, and any Registration Statement filed pursuant to Section 2.2 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and all fees and expenses incident to the performance of or compliance with this Agreement by the Company, (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one firm of counsel for the Holder(s), (together with necessary local counsel fees and expenses), which counsel shall be chosen by the Holder(s). The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

          Section 3.3 Financial Statements.  Anything in this Article III to the
                      --------------------
contrary notwithstanding, the Company shall not be obligated to effect any registration pursuant to Section 2.1 if such registration would require the Company (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any certified financial statements other than as of the end of a fiscal year unless the Demanding Holder agrees to bear the expenses of furnishing such financial statements.


                                   ARTICLE IV
                                    TRANSFER

          Section 4.1  Transfer of Registrable Securities and Legend.
                       ---------------------------------------------

          (a) Each Holder acknowledges that the Registrable Securities will not be, except as otherwise provided herein, registered under the Securities Act, and each Holder agrees, until such Registrable Securities are registered, not to offer, sell, pledge or otherwise dispose of any Registrable Securities or any interest therein, unless done pursuant to the terms contained in this Article IV.

          (b) Each Holder acknowledges that each certificate representing Registrable Securities shall bear the following legend:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE BLUE SKY LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF ____________, 1998, AMONG THE ISSUER HEREOF AND A SHAREHOLDER OF THE ISSUER."

In the event any of the Registrable Securities are registered under the Securities Act, the legends set forth in this subsection (b) shall be removed from the certificates representing such Registrable Securities, and the Company shall promptly, after presentation by the Holder of any certificates held by it, cause its transfer agent to issue new certificates without such legends; provided, however, that if such Registrable Securities are not sold or otherwise
--------  -------
transferred by the Holder holding such certificates substantially in accordance with the plan of distribution set forth in the registration statement and during the time period that the registration statement with respect thereto is effective under the Securities Act, the Holder shall surrender the certificates without such legend to the Company and shall receive in exchange therefor replacement certificates containing the legend set forth above. In addition, if any Registrable Securities shall be saleable at any time without restriction under the Securities Act, and the Company receives an opinion of the Holder's counsel to such effect, with which the Company's counsel reasonably agrees, the Company shall promptly, after presentation of certificates for such Registrable Securities by the Holder, issue new certificates without the legend required by this Section 4.1; provided, however, that no such opinion shall be required with
                  --------  -------
respect to Registrable Securities that are eligible for sale under paragraph (k) of Rule 144 or any similar or successor rule.

          Section 4.2  Transfer Procedure.  Each of the Holders will not sell,
                       ------------------
pledge, transfer or otherwise dispose of any Registrable Securities, other than a transfer pursuant to Rule 144, until the same shall have been registered under the Securities Act pursuant to Article II or the Company shall have received the following: (i) written notice describing in reasonable detail the proposed sale, pledge, transfer or other disposition, (ii) a legal opinion in form and substance reasonably satisfactory to the Company, to the effect that the proposed sale, pledge, transfer or other disposition may be legally effected without registration under the Securities Act; and (iii) such supporting documents and supplementary assurances, if any, as the Company reasonably and promptly may request in order to assure compliance with the Securities Act.
Upon receipt by the Company of any such notice and opinion, and any information reasonably requested in connection therewith, the Holder shall thereupon be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company, subject to the requirements of Section 4.3. Each certificate evidencing the Registrable Securities issued upon the transfer of any such Registrable Securities (and each certificate evidencing any untransferred balance of such Registrable Securities) shall bear the legend set forth in Section 4.1(b) unless in the opinion of the Company's counsel such legend is not necessary.

          Section 4.3  Standstill Provisions.   For a period of two (2) years
                       ---------------------
from the date hereof, without the prior written consent of the Company, each Holder, singly or as part of a "partnership, limited partnership, syndicate or other group" (within the meaning of Section 13(d)(3) of the Exchange Act), directly or indirectly, through one or more intermediaries or otherwise, will not, and will cause each of its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) not to:

          (a) purchase, acquire or own (of record or beneficially), or offer or agree to purchase, acquire or own (of record or beneficially), any Shares if, after giving effect to such purchase or acquisition, the Holder, together with its Affiliates and Associates, would own (of record or beneficially) more than 5% of the outstanding Shares.

          (b) (i) make, or in any way participate in, encourage, or support directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A promulgated pursuant to the Exchange Act) or become a "participant" or "participant in a solicitation" (as such terms are defined or used in Rule 14a-11 promulgated pursuant to the Exchange Act) with respect to the Company, (ii) seek to advise or influence any third person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any Shares, (iii) call or seek to call, directly or indirectly, any special meeting of stockholders of the Company for any reason whatsoever, (iv) seek, request, or take any action to obtain or retain, directly or indirectly, any list of holders of any Shares, or (v) assist or encourage any attempt by any other person to do or seek any of the foregoing; provided, however, that nothing
                                                 --------  -------
herein shall restrict the ability of the Holder to vote the Registrable Securities in its discretion, subject at all time to compliance with the provisions of this Agreement.

          (c) initiate, propose or otherwise solicit holders of Shares for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 promulgated pursuant to the Exchange Act; or

          (d) directly or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks to acquire beneficial ownership of Shares.

                                   ARTICLE V
                       INDEMNIFICATION AND CONTRIBUTION

          Section 5.1    Indemnification by the Company.  The Company agrees to
                         ------------------------------
indemnify and hold harmless each Selling Holder, any Underwriter and each Person, if any, who controls such Selling Holder or Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability, reasonable attorneys' fee, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Damages"), joint or several, and any action in respect thereof to which any such Selling Holder, Underwriter or control person may become subject under the Securities Act, Exchange Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the Registrable Securities or any preliminary Prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder or Underwriter expressly for use therein, and shall reimburse each Selling Holder for any legal and other expenses reasonably incurred by the Selling Holder in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be
                             --------  -------
liable to a Selling Holder to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any Prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such Prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such Prospectus as so amended or supplemented, the Selling Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification provided to the Selling Holder under Section 5.1.

          Section 5.2  Indemnification by Selling Holder.  Each Selling Holder
                       ---------------------------------
agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person, from and against Damages, joint or several, in so far as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the Registrable Securities or any preliminary Prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if and only to the extent that the same are based solely upon information furnished in writing to the Company by the Selling Holder expressly for use therein. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder and any Underwriters of the Registrable Securities, and their respective officers and directors and each Person who controls each such other Selling Holder or Underwriter on substantially the same basis as that of the indemnification provided to the Company under this Section 5.2. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. In no event shall the liability of each Selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by each Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          Section 5.3  Conduct of Indemnification Proceedings.  Promptly after
                       --------------------------------------
receipt by any Person in respect of which indemnity may be sought pursuant to
Section 5.1 or 5.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action, provided that the failure to notify
                                          --------
the Indemnifying Party shall not relieve it from any liability except to the extent of any material prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that the
                                                          --------
Indemnifying Party acknowledges, in a writing in form and substance reasonably satisfactory to such Indemnified Party, such Indemnifying Party's liability for all Damages of such Indemnified Party to the extent specified in, and in accordance with, this Article V. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to
               --------
employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or claims, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          Section 5.4  Contribution.  If the indemnification provided for in
                       ------------
this Article V is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, (ii) as between the Company on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Holders in connection with such statements or omissions, as well as any other relevant equitable considerations, and (iii) as between the Underwriters on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative fault of the Underwriters on the one hand and the Selling Holders on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and Commissions but before deducting expenses) received by the Company or the Underwriters. The relative fault of the Company, the Selling Holders and of the Underwriters shall be respectively determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each and by the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Selling Holders shall be at fault with respect to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact only to the extent the same are based solely upon information furnished in writing to the Company expressly for use in the Registration Statement.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Selling Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity, contribution and expense reimbursement obligations contained in this Article V are in addition to any liability any Indemnifying Party may otherwise have to an Indemnified Party or otherwise. The provisions of this Article V shall survive, notwithstanding any termination of this Agreement.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

          Section 6.1  Representations and Warranties of Investor.  Each Holder
                       ------------------------------------------
hereby represents and warrants to the Company as follows:

          (a) The Holder understands that the Registrable Securities will be, until registered, "restricted securities" as defined in Rule 144 promulgated under the Securities Act ("Rule 144").

          (b) This Agreement is made with the Holder in reliance upon the Holder's representations and warranties to the Company that the Registrable Securities received by the Holder will be acquired for investment for the Holder's own account, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting participations in, or otherwise distributing the same. By executing this Agreement, the Investor further represents and warrants that the Holder does not have presently any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any such person, or to any third person, with respect to any Registrable Securities.

          (c) The Holder understands that the Registrable Securities will not be registered under the Securities Act and will be exempt from registration pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated in part on each of the Holder's representations and warranties set forth herein.

          (d) The Holder is experienced in evaluating and investing in securities issued by companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder's investment, and has the ability to bear the economic risks of the Holder's investment. The Holder further represents and warrants that the Holder has had, during the course of this transaction and prior to the issuance of the Registrable Securities, the opportunity to ask questions of, and receive answers from, the Company and its management and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Holder or to which the Holder had access. Without limiting the generality of the foregoing, the Holder acknowledges that it has received a copy of all of the SEC Reports (as defined below).

          Section 6.2  Representations and Warranties of the Company.  The
                       ---------------------------------------------
Company hereby represents and warrants to each Holder as follows:

          (a) The Registrable Securities have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

          (b)  Exhibit A hereto sets forth a list of each registration
               ---------
statement, report, proxy statement or other filings filed by the Company with the Commission, accurate and complete copies of which have been delivered to the Holders, other than registration statements on Form S-8. The Company has filed all registration statements, proxy statements, reports and other filings and all amendments thereto which it was required to file with the Commission. As of its date, none of said filings contained any untrue statement of a material fact or omitted any material fact necessary to make the statements therein not misleading, except to the extent any such statement or omission has been modified or superseded in a document subsequently filed with the appropriate authority.


                                 ARTICLE VII
                                 MISCELLANEOUS

          Section 7.1  Participation in Underwritten Registrations.  No Person
                       -------------------------------------------
may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements in form consistent with the rights granted to Holders, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights; provided that (i) no Selling Holder
                                            --------
shall be required to make any representations or warranties except those which relate solely to such Holder and its intended method of distribution, and (ii) the liability of each such Holder to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds any Holder derives from such registration.

          Section 7.2  Rules 144 and 144A.  The Company covenants that it will
                       ------------------
file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          Section 7.3  Holdback Agreements.
                       -------------------

          (a) Restrictions on Public Sale by Holder of Registrable Securities.
              ---------------------------------------------------------------
Provided each Holder has received adequate prior written notice thereof, each such Holder agrees not to effect any public sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (other than on Form S-4 or S-8) filed by the Company (except as part of such registration), in the case of an underwritten public offering, if, and to the extent, requested in writing by the managing Underwriter or Underwriters.

          (b) Restrictions on Sale by the Company and Others.  The Company
              ----------------------------------------------
agrees and shall use its commercially reasonable best efforts to cause its Affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement (except as part of such Registration Statement), in the case of an underwritten offering, if, and to the extent, reasonably requested by the managing Underwriter or Underwriters, and (ii) to use its best efforts to ensure that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities (other than to officers or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this
                             --------  -------
paragraph (b) shall not prevent (x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of any securities to employees of the Company or pursuant to any employee plan.

          Section 7.4  Amendment and Modification.  Any provision of this
                       --------------------------
Agreement may be waived, provided that such waiver is set forth in a writing
                         --------
executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by the parties hereto. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

          Section 7.5  Successors and Assigns: Entire Agreement.
                       ----------------------------------------

          (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs; provided, that except as otherwise specifically permitted pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of each Holder. In the event that the Company engages in a merger or consolidation pursuant to which the outstanding capital stock of the Company, including the Registrable Securities, is converted into shares of another corporation, then in connection with such merger or consolidation, the Company shall cause the issuer of such shares to be bound by the terms of, and give substantive effect to the intent of, this Agreement; thereafter, the terms "Registrable Securities" "Company" and "Registration Statement" shall refer, respectively, to such shares received by Holders in connection with such merger or consolidation, the issuer of such shares, and a registration statement filed by such issuer (other provisions of this Agreement and defined terms shall be given a meaning consistent with the foregoing). The Holders shall be deemed to have consented to the assignment of this Agreement upon assumption by the aforementioned issuer of this Agreement.

          (b) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          Section 7.6  Separability.  In the event that any provision of this
                       ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          Section 7.7  Notices.  All notices, demands, requests, consents or
                       -------
approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the next business day following delivery of such notice to a reputable overnight courier service.

          To the Company:

          Paragon Health Network, Inc.
          One Ravinia Drive
          Suite 1500
          Atlanta, Georgia  30346
          Attn:  General Counsel
          Fax:    (770) 698.8199

          To the Holders:

          Rembert T. Cribb
          474 South Beach Road
          Hobe Sound, Florida  33455

          Michael E. Fitzgerald
          5675 Glen Errol Road
          Atlanta, Georgia  30327

          Section 7.8  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the internal law of the State of Georgia, without giving effect to principles of conflicts of law.

          Section 7.9  Headings.  The headings in this Agreement are for
                       --------
convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          Section 7.10  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

          Section 7.11  Further Assurances.  Each party shall cooperate and take
                        ------------------
such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          Section 7.12  Termination.  Unless sooner terminated in accordance
                        -----------
with its terms or as otherwise herein provided, this Agreement shall terminate upon the earlier to occur of (i) the mutual agreement by the parties hereto, (ii) the date on which the Investor ceases to own any Registrable Securities or (iii) the termination of the Demand Period, provided, however, that the indemnification provisions of
                   --------  -------
Article V and the expense provisions of Section 3.2 shall survive any such termination and the provisions of Article IV shall terminate 24 months from the date of this Agreement without regard to any earlier termination of this Agreement.

          Section 7.13  Remedies.  In the event of a breach or a threatened
                        --------
breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

          Section 7.14  Pronouns.  Whenever the context may require, any
                        --------
pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              PARAGON HEALTH NETWORK, INC.


                              By:  /s/  Jeff Taylor
                                 ---------------------------------
                                 Name:  R. Jeffrey Taylor
                                 Title: Senior Vice President


                              Holders

                                   /s/ Rembert T. Cribb
                                 ---------------------------------
                                 Rembert T. Cribb



                                   /s/ Michael E. Fitzgerald
                                 ---------------------------------
                                 Michael E. Fitzgerald